Exhibit 5.7

Novartis AG

Lichtstrasse 35

CH-4056 Basel

Switzerland

Novartis Capital Corporation

230 Park Avenue, 21st Floor

New York, NY 10169

United States of America

Zurich, 21 February 2014

Novartis AG - Form F-3 Registration Statement - Swiss Legal Opinion

Dear Sirs,

We have acted as Swiss counsel to Novartis AG, a stock corporation (Aktiengesellschaft) incorporated under the laws of Switzerland (the “Guarantor”) in connection with (i) the registration under the United States Securities Act of 1933, as amended (the “Securities Act”) on Form F-3 of an unspecified number of debt securities (the “Debt Securities”) to be issued by Novartis Capital Corporation, a corporation incorporated under the laws of the State of Delaware, USA, and Novartis Securities Investment Ltd., a limited liability company incorporated under the laws of Bermuda (each, an “Issuer” and together, the “Issuers”) and to be fully and unconditionally guaranteed by the Guarantor as to payment of principal and interest pursuant to guarantees issued by the Guarantor from time to time (the “Guarantees” and together with the Debt Securities, the “Guaranteed Debt Securities”), and (ii) the offer and sale of USD 2,150,000,000 aggregate principal amount of 3.400% Notes due 2024 and of USD 1,850,000,000 aggregate principal amount of 4.400% Notes due 2044, in either case issued by Novartis Capital Corporation and fully and unconditionally guaranteed by the Guarantor (the “2014 Notes”).

I                       Documents

For the purpose of this opinion letter, we have exclusively relied on the following documents:

a)                           copies of excerpts from the Commercial Register of the Canton of Basel-Stadt relating to the Guarantor dated 24 September 2008, 19 September 2012 and 19 February 2014, respectively;

b)                           copies of the articles of association of the Guarantor dated 26 February 2008 and 23 February 2012, confirmed by the Commercial Register of the Canton of Basel-Stadt to be up-to-date as of 24 September 2008 and as of 19 February 2014, respectively (the “Articles of Association”);

c)                            copies of the Regulations of the Board of Directors, its Committees and the Executive Committee of the Guarantor (Organisationsreglement) in their versions dated January 2008 and 1 January 2014, respectively (the “Organizational Regulations”);

d)                           a copy of the Chairman’s Committee Charter of the Guarantor effective 12 December 2007 (the “Charter”);

e)                            copies of the Management Authorization Levels of the Guarantor effective 1 July 2008 and 11 April 2011, respectively (together with the Organizational Regulations and the Charter, the “Internal Regulations”);

f)                             a copy of the resolutions of the Chairman’s Committee of the Guarantor dated 20 August 2008 regarding, inter alia, the execution of the Indenture (as defined below) to the extent the Guarantor is a party thereof;

g)                            a copy of a certificate issued by the Corporate Secretary of the Guarantor, dated 21 February 2014, concerning (inter alia) the resolutions of a meeting of the Board of Directors of the Guarantor of 22 January 2014 regarding, inter alia, the issuance of the 2014 Notes and the establishment of Guarantees of the Guarantor relating thereto;

h)                           a copy of a Registration Statement dated 18 September 2012 (the “Registration Statement”);

i)                               a copy of the executed indenture dated 10 February 2009 between the Issuers, the Guarantor, Novartis Finance S.A., a public limited liability company (société anonyme) incorporated under the laws of the Grand Duchy of Luxembourg, and HSBC Bank USA, National Association and attached as Exhibit 4.1 to the Registration Statement (the “Indenture”);

j)                              copies of nine executed securities constituting the 2014 Notes, each dated 21 February 2014, titled ‘Guaranteed Debt Security’ and containing an executed

‘Guarantee of Novartis AG’ (such guarantees collectively the “2014 Guarantees”); and

k)                           such other documents and communications as we deemed necessary to render our opinions expressed in Section 3 below.

II                  Assumptions

In rendering this opinion, we have assumed:

a)             the completeness and correctness of the information provided to us;

b)             that the Guarantor owns all the issued shares of the Issuers, i.e. that the Issuers are wholly-owned subsidiaries of the Guarantor;

c)              the genuineness of all signatures on and the authenticity and completeness of the documents under Section I submitted to us whether as originals or copies;

d)             that the information contained in the extracts from the Commercial Register referred to in Section 1 lit. a) above is correct and, in case of the extract issued as of 19 February 2014, up-to-date as of the date of this letter in all respects relevant to our opinions;

e)              that all parties have entered into the Indenture, the 2014 Notes and the 2014 Guarantees for bona fide commercial reasons and at arm’s length terms;

f)               that the resolutions referred to in Section I lit. f) and g) have been adopted in accordance with the Articles of Association and the Internal Regulations and that the Internal Regulations were, as of the date of the passing of such resolutions, validly in force and effect in their versions referred to in Section I, respectively; and

g)              that performance by the Guarantor of the obligations expressed to be undertaken in the Indenture and the 2014 Guarantees will not be illegal by virtue of any applicable laws other than Swiss law.

III              Opinions

Based on the foregoing assumptions and subject to the qualifications set out under Section IV below, we are of the opinion that under the laws of Switzerland as currently in force and interpreted:

a)                           the Guarantor is duly incorporated and validly existing as a company limited by shares (Aktiengesellschaft) under the laws of Switzerland;

b)                           the Guarantor had and has, respectively, the corporate power to execute and file the Registration Statement, and to enter into and to perform its obligations under the Indenture and the 2014 Guarantees; and

c)                            the Indenture and the 2014 Guarantees have been duly authorized by the Guarantor.

IV              Qualifications

The opinions set out in Section III above are subject to the following qualifications:

a)                           we are members of the Zurich Bar and do not hold ourselves to be experts in any laws other than the laws of Switzerland. Accordingly, our opinion is confined to Swiss law. We have abstained from examining any issues of any other jurisdiction and therefore no opinion on matters other than Swiss law issues is to be inferred;

b)                           we have not been retained as tax counsel or accountants and, consequently, express no opinion on any tax or accounting matters;

c)                            we do not express any opinion herein about the enforceability of a final judgement by a state or federal court of the State of New York, the choice of law or the submission to the jurisdiction of the state or federal courts in the State of New York as set forth in the Indenture;

d)                           other than as expressly stated herein, we express no opinion as to whether the contents of the Registration Statement are true, correct, complete and not misleading. In particular, and without limitation to the foregoing, we express no opinion on whether the Registration Statement provides sufficient information for knowledgeable investors to reach an informed assessment of the Guarantor, the Issuers and the Guaranteed Debt Securities;

e)                            our opinion is based solely on the documents referred to in Section I above and is confined to Swiss law as in force and interpreted at the date of this opinion;

f)                             we express no opinion in respect of the provisions in the Indenture and in the 2014 Guarantees concerning the payment of Additional Amounts (as defined in the Indenture) (gross-up) with respect to Swiss Withholding Tax; and

g)                            in this opinion, Swiss legal concepts are expressed in English terms and not in their original Swiss terms. The concepts concerned may not be identical to the concepts described by the same English terms as they exist under the laws of other jurisdictions.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

This opinion is furnished by us, as counsel to the Guarantor, in connection with the filing of the registration of the Guaranteed Debt Securities, and, except as provided in the immediately preceding paragraph, is not to be used, circulated, quoted or otherwise referred to for any other purpose without our express written permission, or relied upon by any other person. This opinion is strictly limited to the matter stated in it and does not apply by implication to any other matters. We do not assume any obligation to inform you of any facts or circumstances occurring or coming to our attention subsequently to the date of this letter and which might have an impact on any matters addressed in our opinions given herein.

The obligations resulting from this opinion letter shall be subject to the substantive provisions of Swiss law.

Yours sincerely,

Bär & Karrer AG

/s/ Roland Truffer